SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                             FORM 8-K/A Amendment #3

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 11, 2002
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                    FORTUNE CREDIT & INSURANCE SERVICES INC.
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             (Exact name of registrant as specified in its charter)


                           Nevada 0-29081 98-0169082
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            (Sate or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


                             8756 - 122nd Avenue NE
                               Kirkland, WA 98033
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               (Address of principal executive office) (Zip Code)

          (Former name or former address, if changed since last report)

        Registrant's telephone number including area code: (425) 827-7817
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Exhibits
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Exhibit No.                                 Page



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16       Letter dated March 11, 2002 of Feldman Sherb & Co., P.C.       3



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ITEM 4.   Changes in Registrant's Certifying Accountant.

          Feldman Sherb & Co., P.C. was dismissed as the Company's independent certified public accountants on March 1, 2002.

          Feldman Sherb & Co., P.C.'s report on the Company's consolidated financial statements for the years ended October 31, 2000 and 1999, were unqualified and included an explanatory paragraph as a result of conditions indicating that there is substantial doubt about the Company's ability to continue as a going concern. These conditions included in Feldman Sherb & Co., P.C.'s report discussed that the Company is in the development stage, has incurred net loss since inception and expects to incur net losses for the foreseeable future.

          Bagell, Josephs & Company, LLC has been engaged on March 1, 2002 as the Company's independent certified public accountants.

          The decision to change accountants was approved by the Company's board of directors on February 4, 2002, and was effective March 1, 2002.

          There were no disagreements between the Company and Feldman Sherb & Co., P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to Feldman Sherb & Co., P.C.'s satisfaction would have caused Feldman Sherb & Co., P.C. to make reference to the subject matter of the disagreement(s) in connection with their audited report on the consolidated financial statements of the Company for the years ended October 31, 2000 and 1999, and the condensed consolidated financial statements filed in Form 10-QSB for subsequent interim periods up to and including March 1, 2002, the date Feldman, Sherb & CO. P.C. was dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           Fortune Credit & Insurance Services, Inc.
                           Registrant

                           By: /s/ Patrick F. Charles
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Date: March 11, 2002        Patrick F. Charles, President